Exhibit 99.1

Brookline Bancorp Announces 2003 Fourth Quarter and Annual Earnings and Declaration of Per Share Regular Dividend of $0.085 and Extra
Dividend of $0.20

    BROOKLINE, Mass.--(BUSINESS WIRE)--Jan. 15, 2004--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2003 fourth quarter and year and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable on February 16, 2004 to stockholders of record on January 31, 2004.
    The Company earned $3,439,000, or $0.06 per share (on a basic and diluted basis), for the quarter ended December 31, 2003 compared to $5,864,000, or $0.10 per share (on a basic and diluted basis) for the quarter ended December 31, 2002. The 2003 and 2002 quarters included securities gains of $1,593,000 ($1,022,000 after taxes) and $7,161,000
($4,591,000 after taxes), respectively. The 2002 quarter also included a loss of $7,494,000 ($4,360,000 after taxes) resulting from prepayment of $97 million of borrowings from the Federal Home Loan Bank with high rates of interest. New borrowings of $62 million were obtained in the 2002 quarter at lower rates of interest and longer maturities. These financing transactions resulted in a significant reduction of interest expense in 2003 from what would otherwise have been incurred if the transactions had not been initiated.
    The decline in quarterly earnings was attributable primarily to
(a) expense related to the 2003 Recognition and Retention Plan (the "2003 Recognition Plan"), (b) a higher rate of income taxes (42.3% versus 35.3%) caused primarily by the elimination of the favorable tax treatment of the Company's real estate investment subsidiary ("REIT") and (c) higher operating expenses and provision for loan losses. The increased operating expenses were due primarily to expanded indirect automobile lending activities. The increase in the provision for loan losses was caused primarily by growth of the loan portfolio. Non-performing assets were insignificant throughout 2003 and amounted to $133,000, or 0.01% of total assets at December 31, 2003.
    The Company entered the indirect automobile lending business in the first quarter of 2003. Total indirect automobile loans outstanding increased from $155 million at September 30, 2003 to $211 million at December 31, 2003. The average credit score of all loans outstanding at December 31, 2003 was over 730 and the total of loans with credit scores below 660 was less than 10%. The total of loans delinquent over 30 days at December 31, 2003 was $988,000, or 0.47% of the indirect automobile portfolio.
    As previously reported, on October 16, 2003, 1,158,000 shares were awarded to directors and certain employees of the Company under the 2003 Recognition Plan approved by the stockholders of the Company on August 27, 2003. The total expense of the shares awarded ($17,334,000) is being charged to expense over the periods in which the shares vest. The charge to pre-expense was $3,870,000 ($2,460,000 after taxes) in the fourth quarter and is projected to be, on a pre-tax basis, $2,760,000 in 2004 and $2,618,000 for each of the years 2005 through 2008.
    Net income for the year ended December 31, 2003 was $14,480,000, or $0.25 per share (on a basic and diluted basis), compared to $21,935,000, or $0.38 per share (on a basic and diluted basis) for the year ended December 31, 2002. The 2003 and 2002 years included securities gains of $2,102,000 ($1,348,000 after taxes) and $8,698,000
($5,577,000 after taxes), respectively. The 2003 year also included the expense for the 2003 Recognition Plan and an after-tax charge of $2,788,000 resulting from settlement of a tax dispute relating to the state tax treatment of the Company's REIT subsidiary for the tax years 1999 through 2002. The 2002 year also included a loss of $7,776,000 ($4,524,000 after taxes) from the prepayment of borrowings from the Federal Home Loan Bank in the third and fourth quarter.
    In addition to the matters mentioned in the preceding paragraph, the decline in earnings for 2003 compared to 2002 was attributable primarily to (a) a higher rate of income taxes (41.4% versus 36.1%),
(b) accelerated amortization of premiums paid in purchasing collateralized mortgage obligations and pass-through mortgage-backed securities (collectively "mortgage securities"), (c) higher operating expenses and provision for loan losses for the same reasons cited above in the third preceding paragraph (d) added expenses to operate a new branch opened in the third quarter of 2003, (e) payment of dividend equivalent rights ($361,000) to holders of unexercised options as a result of the $0.20 per share extra dividend paid to stockholders in August 2003 and (f) a decline in net interest margin from 3.58% in 2002 to 3.34% in 2003.
    In the second half of 2002 and the first four months of 2003, the Company invested a substantial part of the proceeds from its July 2002 stock offering in mortgage securities with relatively short maturities. Because of the declining interest rate environment, the investments were purchased at a premium which was to be amortized over the estimated life of the securities. Unprecedented prepayment of loans underlying the mortgage securities subsequent to their purchase shortened the estimated life of the securities significantly, thus necessitating the accelerated expensing of part of the premiums paid to purchase the securities. Due to the prepayments, the Company's investment in mortgage securities declined from $315 million at March 31, 2003 to $137 million at December 31, 2003. Total accelerated premium amortization was $2,370,000 in 2003 and the total of unamortized premiums at December 31, 2003 was $2,515,000. Continuation of higher than anticipated prepayments could require further accelerated expensing of unamortized premiums in the future.
    Despite an increase in average interest-earning assets of $141 million, or 10.9%, in 2003 compared to 2002, total interest income declined by $5,287,000, or 7.4%, between the two years. While part of the decline was attributable to the premium amortization referred to in the preceding paragraph, it was also due to the continuation of an interest rate environment that is the lowest experienced in over forty years. Continuation of that environment or further reductions in interest rates would likely have a negative impact on the Company's net interest income and net interest margin. Since a high percent of the Company's assets (40%) are funded by stockholders' equity, declining rates cause a greater reduction in interest income from lower asset yields than the reduction in interest expense from lower rates paid on deposits and borrowed funds. Conversely, rising interest rates would likely have a positive impact on the Company's net interest income and net interest margin.
    Total assets were $1.524 billion at December 31, 2003 compared to $1.458 billion at September 30, 2003 and $1.423 billion at December 31, 2002. While the rate of growth for the year was 7.1%, asset composition changed more significantly. Net loans as a percent of total assets increased from 56% at December 31, 2002 to 69% at December 31, 2003. Of the $267 million increase in net loans outstanding, $217 million related to the indirect automobile portfolio. Loan originations were funded primarily from maturing short-term investments, proceeds from the paydown of mortgage securities, deposit growth and borrowings from the Federal Home Loan Bank.
    Stockholders' equity declined from $632.4 million, or 44.4% of assets at December 31, 2002, to $606.7 million, or 39.8% of assets at December 31, 2003, due primarily to payment of dividends to stockholders in excess of net earnings ($16.4 million) and the purchase of 1,165,000 shares of the Company's common stock at an aggregate cost of $15.1 million.
    In approving an extra dividend of $0.20 per share in addition to a regular quarterly dividend of $0.085 per share, the Board of Directors considered the capital requirements of the Company, potential future business initiatives and the reduction in tax rates on dividends that went into effect in 2003. While it is the intent of the Board for the foreseeable future to authorize payment of an extra dividend of $0.20 per share semi-annually, the payment and magnitude of any extra future dividends will be considered in light of changing opportunities to deploy capital effectively (including the repurchase of stock), future income tax rates and general economic conditions.
    This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates and tax rates, regulatory considerations and competition.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                                     December   September    December
                                     31, 2003    30, 2003    31, 2002
              ASSETS
Cash and due from banks            $   15,131  $   12,547  $   13,571
Short-term investments                127,572     121,610     224,897
Securities available for sale         287,952     293,222     361,049
Securities held to maturity
 (market value of $1,381, $1,450
 and $4,944, respectively)              1,343       1,411       4,861
Restricted equity securities           11,401       9,423       9,423
Loans, excluding money market loan
 participations                     1,072,740   1,013,764     803,425
Money market loan participations        2,000       3,000       4,000
Allowance for loan losses             (16,195)    (15,954)    (15,052)
   Net loans                        1,058,545   1,000,810     792,373
Other investment                        4,251       4,166       3,979
Accrued interest receivable             5,248       5,046       5,224
Bank premises and equipment, net        2,737       2,763       1,813
Deferred tax asset                      8,843       6,868       5,779
Other assets                            1,011         593         388
   Total assets                    $1,524,034  $1,458,459  $1,423,357

   LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                           $  679,921  $  667,771  $  649,325
Borrowed funds                        220,519     170,531     124,900
Mortgagors' escrow accounts             4,565       4,935       4,256
Income taxes payable                    1,489         895       4,970
Accrued expenses and other
 liabilities                           10,856      10,007       7,525
   Total liabilities                  917,350     854,139     790,976

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued                  -           -           -
  Common stock, $0.01 par value;
   200,000,000 shares authorized;
   60,160,530 shares, 58,996,410
   shares and 58,714,948 shares
   issued, respectively                   602         590         587
  Additional paid-in capital          469,493     451,512     449,254
  Retained earnings, partially
   restricted                         169,417     170,824     185,788
  Accumulated other comprehensive
   income (A)                           2,529       3,424       4,155
  Treasury stock, at cost -
   1,335,299 shares,
   1,335,299 shares and
   170,299 shares, respectively       (17,017)    (17,017)     (1,944)
  Unearned compensation -
   recognition and retention plan     (13,960)       (548)       (741)
  Unallocated common stock held by
   ESOP - 803,356 shares, 818,861
   shares and 865,364 shares,
   respectively                        (4,380)     (4,465)     (4,718)
     Total stockholders' equity       606,684     604,320     632,381

     Total liabilities and
      stockholders' equity         $1,524,034  $1,458,459  $1,423,357

(A) Represents net unrealized gains on securities available for sale, net of taxes.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)

                          Three months ended          Year ended
                             December 31,            December 31,
                           2003         2002       2003         2002
Interest income:
  Loans, excluding
   money market loan
   participations        $12,684     $ 13,752    $52,176     $ 56,798
  Money market loan
   participations              9           26         34          154
  Indirect automobile
   loans                   2,069            -      4,149            -
  Debt securities          1,735        2,692      7,648       10,016
  Marketable equity
   securities                 73          109        370          487
  Restricted equity
   securities                 70           82        289          339
  Short-term
   investments               329        1,167      1,544        3,703
   Total interest
    income                16,969       17,828     66,210       71,497

Interest expense:
  Deposits                 2,770        3,677     12,295       15,790
  Borrowed funds           1,874        1,783      6,313        9,729
   Total interest
    expense                4,644        5,460     18,608       25,519
Net interest income       12,325       12,368     47,602       45,978
Provision (credit)
 for loan losses             313         (100)     1,288         (250)
   Net interest
    income after
    provision
    (credit) for loan
    losses                12,012       12,468     46,314       46,228

Non-interest income:
  Fees and charges           720          886      2,552        2,081
  Gains on
   securities, net         1,593        7,161      2,102        8,698
  Loss from
   prepayment of FHLB
   advances                    -       (7,494)         -       (7,776)
  Swap agreement
   market valuation
   credit (charge)            67            9        163         (202)
  Other income               114          140        536          579
   Total non-interest
    income                 2,494          702      5,353        3,380

Non-interest expense:
  Compensation and
   employee benefits       2,488        2,117      9,636        8,357
  Recognition and
   retention plans         3,885           40      3,992          161
  Occupancy                  376          319      1,517        1,186
  Equipment and data
   processing                937          662      3,219        2,700
  Advertising and
   marketing                 198          219        761          742
  Dividend equivalent
   rights                      -            -        361            -
  Other                      662          752      2,701        2,158
   Total non-interest
    expense                8,546        4,109     22,187       15,304

Income before income
 taxes                     5,960        9,061     29,480       34,304

Income tax expense:
  Provision for
   income taxes            2,521        3,197     12,212       12,369
  Retroactive
   assessment related
   to REIT                     -            -      2,788            -
   Total income tax
    expense                2,521        3,197     15,000       12,369

Net income               $ 3,439     $  5,864    $14,480     $ 21,935

Earnings per common
 share:
   Basic                 $  0.06     $   0.10    $  0.25     $   0.38
   Diluted                  0.06         0.10       0.25         0.38

Weighted average
 common shares
 outstanding during
 the period:
   Basic              56,713,171   57,537,731 56,869,065   57,527,296
   Diluted            57,724,597   58,536,785 57,871,763   58,446,364


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                            Three months ended December 31,
                            2003                      2002
                  ------------------------  --------------------------
                                   Average                     Average
                  Average Interest yield/   Average Interest   yield/
                  balance    (1)    cost    balance     (1)     cost
                                 (Dollars in thousands)
Assets
Interest-earning
 assets:
  Short-term
   investments    $  129,721 $   329  1.01% $  306,931 $  1,167  1.51%
  Debt securities
   (2) (4)           276,752   1,744  2.52     277,388    2,692  3.88
  Equity
   securities (2)     22,367     170  3.03      26,209      231  3.53
  Mortgage loans
   (3)               818,696  12,224  5.97     778,975   13,344  6.85
  Money market
   loan partici-
   pations             3,227       9  1.11       6,382       26  1.62
  Other
   commercial
   loans (3)          29,077     415  5.71      21,455      340  6.34
  Indirect
   automobile
   loans (3)         191,391   2,069  4.29           -        -     -
  Other consumer
   loans (3)           2,429      45  7.41       3,329       68  8.17
   Total
    interest-
    earning
    assets         1,473,660  17,005  4.60   1,420,669   17,868  5.03%
Allowance for
 loan losses         (16,020)                  (15,156)
Non-interest
 earning assets       31,307                    27,440
   Total assets   $1,488,947                $1,432,953

Liabilities and
 Stockholders' Equity
Interest-bearing
 liabilities:
  Deposits:
   NOW accounts   $   60,756      20  0.13% $   73,404       47  0.25%
   Savings
    accounts (5)      25,694      27  0.42      14,494       29  0.79
   Money market
    savings
    accounts         306,790   1,031  1.33     258,418    1,201  1.84
   Certificate of
    deposit
    accounts         248,109   1,692  2.70     274,329    2,400  3.47
     Total
      deposits       641,349   2,770  1.71     620,645    3,677  2.35
  Borrowed funds     195,789   1,874  3.75     143,181    1,783  4.94
   Total interest
    bearing
    liabilities      837,138   4,644  2.20     763,826    5,460  2.84
Non-interest-
 bearing demand
 checking accounts    32,530                    18,040
Other liabilities     14,294                    16,435
     Total
      liabilities    883,962                   798,301
Stockholders'
 equity              604,985                   634,652
  Total liabilities
   and stockholders'
   equity         $1,488,947                $1,432,953
Net interest
 income (tax
 equivalent
 basis)/interest
 rate spread (6)              12,361  2.40%              12,408  2.19%
Less adjustment
 of tax exempt
 income                           36                         40
Net interest
 income                      $12,325                   $ 12,368
Net interest
 margin (7)                           3.36%                      3.49%

(1) Tax exempt income on equity securities is included on a tax equivalent basis.

(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.

(4) Included in interest income in the 2003 period is $93 of accelerated premium amortization on the collateralized mortgage obligations portfolio. Excluding the accelerated amortization, the average yield for the 2003 period would have been 2.66% for debt securities and 4.62% for total interest-earning assets.

(5) Savings accounts include mortgagors' escrow accounts.

(6) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(7) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                        Three months      Year
                                           ended          ended
                                        December 31,   December 31,
                                        2003    2002   2003    2002
Performance Ratios (annualized):
Return on average assets                0.98%   1.64%  1.03%   1.68%
Return on average stockholders'
 equity                                 2.27%   3.70%  2.24%   4.81%
Return on average stockholders'
 equity, excluding effect of
 unrealized gains on securities
 available for sale, net of taxes       2.28%   3.73%  2.25%   4.89%
Interest rate spread                    2.40%   2.19%  2.25%   2.41%
Net interest margin                     3.36%   3.49%  3.34%   3.58%

Dividend paid per share during
 period                               $0.085  $0.085  $0.54  $0.316(A)

(A) Adjusted to reflect exchange of shares resulting from reorganization on July 9, 2002.


                                             At        At        At
                                           Dec. 31, Sept. 30, Dec. 31,
                                            2003      2003       2002
                          (dollars in thousands except per share data)
Capital Ratio:
Stockholders' equity to total assets       39.81%    41.44%     44.43%

Asset Quality:
Non-performing loans                     $    50   $    39    $     5
Non-performing assets                        133       111          5
Allowance for loan losses                 16,195    15,954     15,052
Allowance for loan losses as a percent
 of total loans                             1.51%     1.57%      1.86%
Non-performing assets as a percent of
 total assets                               0.01%     0.01%         -

Per Share Data:
Book value per share                     $ 10.31   $ 10.48    $ 10.80
Market value per share                   $ 15.34   $ 14.77    $ 11.90


    CONTACT: Brookline Bancorp, Inc.
             Paul Bechet, 617-278-6405